UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 30, 2024

Palladyne AI Corp.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39897	85-2838301
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

650 South 500 West, Suite 150
Salt Lake City, Utah		84101
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (888) 927-7296

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	PDYN	The Nasdaq Stock Market LLC
Redeemable warrants, exercisable for shares of Common Stock at an exercise price of $69.00 per share	PDYNW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Inducement Plan

On October 30, 2024, the Board of Directors of Palladyne AI Corp. (the “Company”) adopted and approved the Company’s 2024 Inducement Equity Plan (the “Inducement Plan”) with an effective date of December 15, 2024, to reserve 500,000 shares of the Company’s common stock to be used exclusively for grants of equity awards to individuals who were not previously employees or directors of the Company (or who are returning to employment following a bona fide period of non-employment), as an inducement material to the individual’s entry into employment with the Company, pursuant to Nasdaq Listing Rule 5635(c)(4) (the “Inducement Exception”). The Inducement Plan was adopted and approved without stockholder approval pursuant to Nasdaq Listing Rule 5635(c)(4). In addition, the Company’s Board of Directors adopted and approved forms of Stock Option Agreement and Restricted Stock Unit Agreement for use with the Inducement Plan. The terms and conditions of the Inducement Plan are substantially similar to the Company’s stockholder-approved 2021 Equity Incentive Plan, though limited to awards satisfying the Inducement Exception and providing that any stock options granted would be nonstatutory stock options and not incentive stock options.

Complete copies of the Inducement Plan and the forms of Stock Option Agreement and Restricted Stock Unit Agreement for use with the Inducement Plan are filed herewith as Exhibit 99.1. The above summary of the Inducement Plan does not purport to be complete and is qualified in its entirety by reference to such exhibit.

CEO Employment Agreement

The Company and Benjamin Wolff have preliminarily agreed to extend Mr. Wolff’s term of employment as the Company’s Chief Executive Officer to November 1, 2027 and to the general terms of such extension (the “Amendment”) to the Employment Agreement entered into as of January 17, 2024 by and among the Company, our subsidiary Sarcos Corp. and Mr. Wolff (the “Wolff Employment Agreement” and, after the Amendment, the “Amended Agreement”), which is currently set to expire in February 23, 2025. The Amendment is expected to reflect this extension and the new terms and related or additional provisions and details with respect to Mr. Wolff’s compensation for the extended period. The Board has approved a set of terms to be reflected in the amendment including:

Extension. The term of Mr. Wolff’s employment under the Amended Agreement would extend until November 1, 2027 (unless earlier terminated by either party).

Salary and Bonus Opportunity. For the first year of the new term under the Amended Agreement, Mr. Wolff would receive a minimum salary as needed to allow net pay of approximately $1 per year after tax and other withholding and deductions for employee contributions related to participation in the Company’s employee benefit plans, and would not be entitled to participate in the Company’s annual bonus plan unless otherwise determined at the discretion of the Board or the Compensation Committee. For the second and third year of the term, Mr. Wolff would receive a base salary at a rate of $250,000 per year and he would be eligible to participate in the Company’s annual bonus plan with a target opportunity of 150% of his annual base salary. At this time, Mr. Wolff’s annual base salary is $240,000 and, under the terms of the Wolff Employment Agreement, he is not entitled to participate in the Company’s annual bonus plan unless otherwise determined at the discretion of the Board or the Compensation Committee.

Equity Incentives. Under the amended agreement, Mr. Wolff would be eligible to receive a phantom equity award with respect to the value of 1.8 million shares of Company common stock. This award would be subject to cliff vesting on continued service through the end of his extended term of employment, and subject to settlement in cash on vesting; provided that, if the Company’s shareholders approve, Mr. Wolff would instead receive a restricted stock award with the same vesting conditions, covering 1.5 million shares of Company common stock. Under the Wolff Employment Agreement, Mr. Wolff has received a restricted stock award of 625,000 shares for service during the period from February 24, 2024 to February 23, 2025 and, on extension for an additional twelve months, would have received another restricted stock award of 625,000 shares for service during the period from February 24, 2025 to February 23, 2026, which will not be awarded under the Amended Agreement

Severance. Under the Amended Agreement, upon a qualifying termination of employment, Mr. Wolff would be eligible to receive a severance package including salary and target bonuses and full vesting of the equity incentive described above. The Wolff Employment Agreement provides for a severance package including salary and COBRA premium reimbursement through the end of his then-current employment term, along with accelerated pro rata vesting of his equity award. The Wolff Employment Agreement also provides for indemnification of Mr. Wolff against taxes under Section 4999 of the Internal Revenue Code of 1986.

Each of the Amendment terms described above is subject to change and will be qualified by the actual terms and conditions of any amendment to Mr. Wolff’s employment agreement, as may be drafted and further negotiated by and between the Company and Mr. Wolff. Each description of terms of the Wolff Employment Agreement described above is intended as a summary only and is qualified by the actual terms of that agreement, as furnished as Exhibit 10.1 to the Company’s report on Form 8-K filed with the Securities and Exchange Commission on January 19, 2024.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Palladyne AI Corp. 2024 Inducement Equity Incentive Plan, forms of agreement
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Palladyne AI Corp.

Dated:	October 31, 2024	By:	/s/ Stephen Sonne
		Name: Title:	Stephen Sonne Chief Legal Officer & Secretary